UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2018

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304

La Jolla, CA 92037

(Address of principal executive offices)

(858) 459-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2018, we entered into amended and restated employments agreements (“Restated Agreements’) with our chief executive officer, Chad Carpenter, and chief financial officer, Thad Meyer. We had originally entered into employment agreements with Mr. Carpenter and Mr. Meyer in 2013 and since then have conducted multirole amendments to the original employment agreements, all of which have previously been disclosed in and filed as exhibits to our SEC reports. The purpose of the Restated Agreements is to incorporate all of the stand-alone amendments with respective original employment agreement into one integrated agreement. The Restated Agreements do not include any material changes to the terms of Mr. Carpenter’s or Mr. Meyers’s employment, with one exception. In his original employment agreement, as amended, Mr. Meyer was entitled to receive severance in the amount of one year’s salary, plus his target bonus for the current year, in the event he is terminated without cause or resigns for good reason. Pursuant to his Restated Agreement, Mr. Meyer is now entitled to severance in either event in the amount of two year’s salary, plus his target bonus for the current year. The Restated Agreements were approved by the Compensation Committee of our Board of Directors.

The foregoing description of the Restated Agreements is qualified in its entirety by reference to the full text of the Restated Agreement, which are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Amended and Restated Employment Agreement dated August 14, 2018 between Reven Housing REIT, Inc. and Chad M. Carpenter
Exhibit 10.2	Amended and Restated Employment Agreement dated August 14, 2018 between Reven Housing REIT, Inc. and Thad Meyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: August 16, 2018	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer